Exhibit 99.1

Virgin Media Announces the Expiration and Successful Completion of Virgin Media Finance PLC's Tender Offer for 9.50% Senior Notes due 2016 and 8.375% and 8.875% Senior Notes due 2019

LONDON, November 8, 2012 - Virgin Media Inc. (NASDAQ:VMED) (LSE:VMED) today announced the expiration and successful completion of the previously announced cash tender offer by its subsidiary Virgin Media Finance PLC (the “Company”) to purchase any and all of its 9.50% Senior Notes due 2016 and up to $250 million aggregate principal amount of its outstanding 8.375% and 8.875% Senior Notes due 2019 on the terms and subject to the conditions set forth in the offer to purchase dated October 10, 2012 and the related letter of transmittal. The tender offer expired at 11:59 p.m., New York City time, on November 7, 2012.

The table below sets forth the results of the tender offer for the 9.50% Senior Notes due 2016 and the 8.375% and 8.875% Senior Notes due 2019, according to information provided by Lucid Issuer Services Limited, the Information and Tender Agent, as of the expiration of the tender offer. As the aggregate principal amount of 8.375% and 8.875% Senior Notes due 2019 tendered exceeds the maximum tender amount, the amount of notes accepted for purchase will be prorated pursuant to the terms of the offer to purchase.

Description of Notes	CUSIP/ISIN/COMMON CODE	Outstanding Aggregate Principal Amount	Principal Amount Tendered	Percentage of Outstanding Principal Amount Accepted(3)
Dollar-denominated 9.50% Senior Notes due 2016(1)	92769V AA7/ US92769V AA70	$850,000,000	$818,574,000	96.30%
Euro Denominated 9.50% Senior Notes due 2016(2)	XS0432072295 / 043207229	€180,000,000	€161,005,000	90.88%
Dollar-denominated 8.375% Senior Notes due 2019	92769V AB5 / US92769VAB53	$600,000,000	$279,871,000	15.48%
Sterling-denominated 8.875% Senior Notes due 2019	XS0464803765/ 046480376	£350,000,000	£293,055,000	27.58%
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(1)	Indicates total amount of dollar-denominated Senior Notes due 2016 tendered and accepted. No dollar-denominated 9.5% Senior Notes due 2016 were tendered after the Early Tender Deadline

(2)	Indicates total amount of euro-denominated 9.5% Senior Notes due 2016 tendered and accepted including €311,000 tendered and accepted after the Early Tender Deadline.
(3)    Rounded to the nearest one-hundredth of a percent.

The Company has accepted for payment €311,000 aggregate principal amount of 9.50% Senior Notes due 2016 that have been validly tendered after the Early Tender Deadline; no dollar-denominated Senior Notes due 2016 were tendered after the Early Tender Deadline. In addition, the Company has accepted for payment $92,897,000 aggregate principal amount of 8.375% and £96,519,000 aggregate principal amount of 8.875% Senior Notes due 2019. The Company expects to make payment on all notes on or around November 8, 2012. The Company will redeem on November 29, 2012 any outstanding Senior Notes due 2016 pursuant to its redemption notice delivered on October 30, 2012.

This announcement is neither an offer to purchase nor the solicitation of an offer to sell any of the securities described herein, nor shall there be any offer or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The tender offer was made solely pursuant to the offer to purchase dated October 10, 2012 and the related letter of transmittal.

Forward-Looking Statements
Virgin Media cautions you that statements included in this announcement that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Virgin Media's results to differ materially from historical results or those expressed or implied by such forward-looking statements. Certain of these factors are discussed in more detail under “Risk Factors” and elsewhere in Virgin Media's annual report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 21, 2012. There can be no assurance that the transactions contemplated in this announcement will be completed. Virgin Media assumes no obligation to update any forward-looking statement included in this announcement to reflect events or circumstances arising after the date on which it was made.

For further information, contact:

Virgin Media Investor Relations
Richard Williams: +44 (0) 1256 753037 / richard.williams@virginmedia.co.uk
Vani Bassi: +44 (0) 1256 752347 / vani.bassi@virginmedia.co.uk
Phil Rudman : +44 (0)1256 752677 / phil.rudman@virginmedia.co.uk

Media Contacts
At Tavistock Communications, Lulu Bridges: +44 (0) 20 7920 3150 / lbridges@tavistock.co.uk